Exhibit 10.13.1

EXECUTION VERSION

MORTGAGE AND SECURITY AGREEMENT

(MESA SPARE PARTS FACILITY)

dated as of August 12, 2016

made by

MESA AIRLINES, INC.,

MESA AIR GROUP AIRLINE INVENTORY MANAGEMENT, L.L.C.,

AND THE OTHER GRANTORS REFERRED TO HEREIN,

as Grantors

in favor of

CIT BANK, N.A.

as Collateral Agent

EXECUTION VERSION

i

ARTICLE 7	COLLATERAL AGENT	27

EXHIBITS
Exhibit A	Form of Mortgage Supplement
Exhibit B	Form of Grantor Supplement
Exhibit C	Insurance Provisions

ii

MORTGAGE AND SECURITY AGREEMENT

(MESA SPARE PARTS FACILITY)

THIS MORTGAGE AND SECURITY AGREEMENT (MESA SPARE PARTS FACILITY) dated as of August 12, 2016 (this “Mortgage”) is made by MESA AIRLINES, INC., a Nevada corporation (“Mesa”), MESA AIR GROUP AIRLINE INVENTORY MANAGEMENT, L.L.C., an Arizona limited liability company (“Mesa Inventory”) and each other Loan Party who becomes an Additional Grantor hereunder (each, a “Grantor” and together with Mesa and Mesa Inventory, the “Grantors”), in favor of CIT BANK, N.A., acting as administrative agent and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

BACKGROUND

A.        Pursuant to that certain Credit and Guaranty Agreement dated August 12, 2016 (as the same may be amended, restated, amended and restated, modified, supplemented, renewed or replaced from time to time, the “Credit Agreement”) among Grantors, the Loan Parties party thereto, the Lenders party thereto, the Collateral Agent, as administrative agent, the Lenders have agreed to make certain Loans to the Borrowers. All capitalized terms used in this Mortgage without definition have the meanings specified in the Credit Agreement.

B.        In order to induce the Secured Parties to enter into the Credit Agreement and the other Loan Documents and in order to induce the Lenders to make the Loans as provided for in the Credit Agreement, each Grantor has agreed to execute and deliver this Mortgage to the Collateral Agent for the ratable benefit of the Lenders (the Collateral Agent, Lenders and the Administrative Agent collectively referred to herein as the “Secured Parties”).

GRANTING CLAUSE

In order to secure the prompt and complete payment and performance when due of the Obligations of each Grantor and each Borrower under the Credit Agreement and each of the other Loan Documents, to secure the performance and observance by each Grantor and each Borrower of all the agreements, covenants and provisions contained herein and in the Loan Documents to which they are a party for the benefit of the Collateral Agent on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration to the parties to the Loan Documents, the receipt and adequacy whereof are hereby acknowledged, each Grantor, as of the date hereof if it is a party to this Mortgage as of the date hereof, or otherwise as of the date on which such Grantor becomes a party to this Mortgage by the execution and delivery of a Grantor Supplement, has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its successors and assigns, for the security and benefit of the Secured Parties, a first priority continuing security interest in and first priority mortgage Lien on all estate, right, title and interest of each Grantor in, to and under the following described property, rights, interests and privileges whether now or hereafter acquired and subject to the Lien hereof (which collectively, including all property hereafter specifically subjected to the

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Lien of this Mortgage by any instrument supplemental hereto, are herein called the “Collateral”):

(1)        each Engine (each such Engine having 550 or more rated take-off horsepower or the equivalent thereof) as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien hereof, and whether or not any such Engine shall be installed in or attached to any airframe and all substitutions or replacements therefor, as provided in this Mortgage, together with all Parts of whatever nature that are from time to time included in any “Engine”, whether now or hereafter acquired and subjected to the Lien hereof, and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and all records, logs, manuals, maintenance data and inspection, modification and overhaul records and other related materials with respect to any of the foregoing (as may be required to be maintained by the Grantors under an FAA (or similar aviation authority) approved maintenance program);

(2)        all Spare Parts currently owned or hereafter acquired by the Grantors, including, without limitation, Repairable Spare Parts, Rotable Spare Parts, Expendable Spare Parts and Life Limited Parts, and all substitutions or replacements therefor (collectively, the “Qualified Spare Parts”); provided, however, that the following shall be excluded from the Lien of this Mortgage: any Qualified Spare Part so long as it is incorporated in, installed on, attached or appurtenant to, or being used on, an aircraft or engine (such Qualified Spare Parts, giving effect to such exclusions, the “Pledged Spare Parts”);

(3)        the rights of the Grantors under any warranty or indemnity, express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of the Pledged Spare Parts;

(4)        (i) the Engine Warranties and (ii) any relevant purchase agreement and bill of sale related to the Engines, in each case to the extent the same relate to continuing rights of the Grantors in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, or workmanship, with respect to an Engine, together in each case under this clause 4 with all rights, powers, privileges, options and other benefits of the Grantors thereunder with respect to such Engine, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by Law, and to do any and all other things that either Grantor is or may be entitled to do thereunder;

(5)        all proceeds with respect to the requisition of title to or use of each Engine or any Part thereof, or any Pledged Spare Parts, all insurance proceeds or indemnity payments with respect to any of the foregoing and any other proceeds of any kind resulting from an Event of Loss;

(6)        the Accounts and all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to the Accounts or with the Collateral Agent by or for the

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account of the Grantors pursuant to the terms hereof and held or required to be held in the Accounts or by the Collateral Agent hereunder;

(7)        any and all property that may, from time to time hereafter, in accordance with the provisions of the Loan Documents, by delivery or by Mortgage Supplement or by other writing of any kind, for the purposes hereof be in any way subjected to the Lien and security interest hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited hereunder, in which a security interest may be granted by the Grantors and/or pledged by the Grantors, or any Person authorized to do so on its behalf or with its consent, to and with the Collateral Agent, who is hereby authorized to receive the same at any and all times as and for additional security hereunder;

(8)        all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Mortgage;

(9)        all right, title, interest, associated rights, claims and demands of the Grantors, in, to and under any interchange agreement, pooling agreement or similar contract related to any Engine or Pledged Spare Part or otherwise in respect of any of same;

(10)      all records, logs, manuals, maintenance data and inspection, modification and overhaul records and other related materials with respect to any of the Pledged Spare Parts (as may be required to be maintained by the Grantors under an FAA (or similar aviation authority) approved maintenance program;

(11)      any relevant software license or other intellectual property related to the use and/or operation by Holdings, the Grantors or any other Person of the Tracking System, including, without limitation, the inventory management software associated with the Tracking System; and

(12)      all proceeds of the foregoing, including, without limitation, all causes of action, claims, associated rights and warranties now or hereafter held by the Grantors in respect of any of the items listed above and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

HABENDUM CLAUSE

To have and to hold all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

1.        It is expressly agreed that anything herein contained to the contrary notwithstanding, the Grantors shall remain liable under each of the contracts and agreements included in the Collateral to which it is a party to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any of the Secured Parties shall have any obligation or liability under any such contracts and agreements to which a Grantor is a party by reason of or arising out of the assignment hereunder, nor shall the Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any obligations of the Grantors, or to make any

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payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

2.        Each Grantor does hereby designate the Collateral Agent the true and lawful attorney-in-fact of each Grantor, irrevocably, for good and valuable consideration and coupled with an interest and with full power of substitution (in the name of each Grantor or otherwise), subject to the terms and conditions of this Mortgage, to ask, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys due (in each case including insurance and requisition proceeds and indemnity payments) and to become due to either Grantor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem to be necessary or advisable in the premises as fully as either Grantor itself could do generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Grantors’ expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and to effect the intent of this Mortgage. Without limiting the foregoing, the Collateral Agent shall have the right under such power of attorney in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Grantors or otherwise, that the Collateral Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Collateral Agent in and to the security intended to be afforded hereby. Each Grantor agrees that after the occurrence and during the continuance of an Event of Default, promptly upon receipt thereof, it will transfer to the Collateral Agent any and all moneys from time to time received by such Grantor constituting part of the Collateral, for distribution by the Collateral Agent pursuant to the Credit Agreement and this Mortgage.

3.        Each Grantor agrees that at any lime and from time to time upon the written request of the Collateral Agent, each Grantor, at its sole cost and expense, will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Agent may reasonably deem necessary in obtaining the full benefits of the assignment hereunder and/or intended to be effected hereunder and of the rights and powers herein granted and/or intended to be granted hereunder including, without limitation, taking such steps as may be required to establish, maintain or enforce the Lien intended to be granted hereunder in full force and effect (whether under the UCC, the Transportation Code, the Cape Town Convention or the Law of any other jurisdiction under which any Engine, any Pledged Spare Part or other portion of the Collateral may be registered).

4.        Each Grantor does hereby warrant and represent that none of the Collateral is currently subject to any assignment, pledge or other Lien (other than Permitted Liens), and hereby covenants that it will not otherwise assign or pledge, so long as the Lien of this Mortgage has not been discharged in accordance with the terms hereof, any of its rights, title or interests hereby assigned to any Person other than the Collateral Agent.

5.        It is hereby further agreed that any and all property described or referred to in the Granting Clause hereof that is hereafter acquired by the Grantors shall ipso facto, and without

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any other conveyance, assignment or act on the part of the Grantors or the Collateral Agent, become and be subject to the Lien herein granted as fully and completely as though specifically described herein.

FURTHER AGREEMENTS

Each Grantor and the Collateral Agent further agree as follows::

ARTICLE 1

DEFINITIONS

Section 1.01    Definitions. (a) For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

(1)        each of the “Grantor,” “Collateral Agent,” any “Lender” or any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

(2)        the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(3)        all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, as in effect from time to time;

(4)        the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision;

(5)        all references in this Mortgage to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Mortgage; and

(6)        the terms “international interest” and “prospective international interest” has the meaning given to them in (or as appropriate, shall be construed in accordance with) the Cape Town Convention.

(b)        For all purposes of this Mortgage, the following capitalized terms have the following respective meanings:

“AAR” means AAR Supply Chain, Inc. (formerly known as AAR Parts Trading, Inc.), AAR Aircraft & Engine Sales & Leasing, Inc. or any of their Affiliates.

“AAR Agreements” means (i) the Component Support Agreement (Contract No. 29994), dated October 2014, between AAR Parts Trading, Inc. and Mesa (the “AAR Support Agreement”), and (ii) the Aircraft Parts Consignment Access Agreement (Contract No. 27428), dated August 15, 2005, between AAR Aircraft & Engine Sales & Leasing, Inc. and Mesa Air Group, Inc. (the “AAR Consignment Agreement”).

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“AAR Parts” means Rotable Spare Parts owned by AAR and stored at the Spare Parts Locations under the AAR Agreements.

“Additional Grantor” has the meaning specified in Section 6.09(c).

“Additional Insured” means each Lender, the Collateral Agent, the Administrative Agent, each other “Secured Party” under the Credit Agreement and each of their respective Affiliates, officers, directors, shareholders, members, managers, partners, agents, employees and attorneys-in-fact and their respective successors and assigns.

“Additional Part” has the meaning specified in Section 2.01(g).

“Collateral” has the meaning specified in the Granting Clause.

“Collateral Agent” has the meaning specified in the first paragraph of this Mortgage.

“Engine” means (i) each aircraft engine owned by the Grantor from time to time including those specific engines owned by the Grantor that is listed by Manufacturer, model and Manufacturer’s serial number in any Mortgage Supplement, and whether or not either initially or from time to lime installed on an airframe; and (ii) any and all Parts that are from time to time incorporated or installed in or attached to any such engine and any and all Parts removed therefrom unless the Lien of this Mortgage shall not apply to such Parts in accordance with Section 2.01.

“Engine Warranties” means all warranties and assurances, including rights to intellectual property necessary for the operation of an Engine, relating to such Engine and related equipment manufactured by the relevant engine manufacturer.

“Equipment” means, individually or collectively, as the context may require, the Engines and the Pledged Spare Parts that are the subject of this Mortgage and deemed to be “Collateral” hereunder.

“Event of Loss” means, with respect to any item of Equipment, any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property that renders repair uneconomic or that renders such property permanently unfit for normal use by the Grantor for any reason whatsoever; (ii) any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft, hijacking or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition or taking of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government), which in the case of any event referred to in this clause (iii) shall have resulted in the loss of title or possession of such property by the Grantor for a period in excess of 30 consecutive days; (iv) as a result of any Law, rule, regulation, order or other action by the FAA or other governmental body having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period in excess of 180 consecutive days; (v) the requisition for use by any government of registry of the relevant Engine (other than the United States Government)

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or any instrumentality or agency thereof; and (vi) any divestiture of title to an Engine treated as an Event of Loss pursuant to Sections 2.01(c)(i) and 3.01 hereof.

“Expendable Spare Part” means a Spare Part that, once used, cannot be reused and, if not serviceable, generally cannot be overhauled or repaired.

“Grantor” has the meaning specified in the first paragraph of this Mortgage.

“Grantor Supplement” means any supplement to this Mortgage that is delivered from time to time pursuant to the terms hereof in the form of Exhibit B hereto.

“Life Limited Parts” means a Spare Part that (i) has a finite operating life that is defined by hours, cycles or calendar limit and (ii) cannot be overhauled or repaired when it reaches its life limit.

“Manufacturer” means, with respect to any item of Equipment, the manufacturer thereof, and its successors and assigns.

“Mortgage” means this Mortgage and Security Agreement (Mesa Spare Parts Facility), as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

“Mortgage Supplement” means any supplement to this Mortgage that is delivered from time to time pursuant to the terms hereof in the form of Exhibit A hereto.

“Parts” means, with respect to an Engine, any and all appliances, parts, instruments, appurtenances, accessories, rotables, avionics, furnishings, seats, and other equipment of whatever nature (other than (a) complete Engines or engines, and (b) any items leased by the Grantor from a third party, so long as title thereto shall remain vested in such third party) that may from time to time be incorporated or installed in or attached to such Engine or which have been removed therefrom, unless the Lien of this Mortgage shall not be applicable to such Part in accordance with Section 2.01. For the avoidance of doubt, a Pledged Spare Part shall not constitute a Part unless and until it has been incorporated or installed in or attached to an Engine or which may thereafter be removed therefrom unless the Lien of this Mortgage shall not be applicable thereto in accordance with Section 2.01.

“Pledged Spare Parts” has the meaning specified in clause (2) of the Granting Clause of this Mortgage.

“PMA Parts” means Parts not manufactured or originally sourced by the Engine Manufacturer.

“Recognition of Rights Agreement” has the meaning specified in the Credit Agreement.

“Repairable Spare Part” means a Spare Part that can be economically restored to a serviceable condition, but has a life that is materially shorter than the life of the flight equipment to which it relates (for the avoidance of doubt, a Repairable Spare Part cannot be a Rotable Spare Part and vice versa).

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“Rotable Spare Part” means a Spare Part that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

“Spare Parts” means any and all appliances, engines, parts, instruments, appurtenances, accessories, rotables, furnishings, avionics, seats and other equipment of whatever nature (including, but not limited to, “spare parts”, as defined at 49 U.S.C.§ 40102(a)(43) and “appliances” as defined at 49 U.S.C.§ 40102(a)(11)) (other than complete airframes, Engines or propellers, unless being surveyed) that are now or hereafter maintained as spare parts or appliances by or on behalf of the Grantor at the Spare Parts Locations described in the initial Mortgage Supplement or in any subsequent Mortgage Supplement.

“Spare Parts Locations” means any of the locations described in the initial Mortgage Supplement, and any subsequent Mortgage Supplement at which Pledged Spare Parts are held by or on behalf of the Grantor.

“Tracking System” means the Grantor’s (or the Grantor’s vendor’s, as the case may be) computer system for identifying, monitoring and tracking the location, condition and status of the Pledged Spare Parts on a per unit basis, and any and all improvements, upgrades or replacement systems.

“United States Government” means the federal government of the United States or any instrumentality or agency thereof.

ARTICLE 2

COVENANTS OF THE GRANTORS

Each Grantor hereby represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Mortgage, as follows:

Section 2.01    Engines.

(a)        Maintenance. Each Grantor, at its own cost and expense, shall: maintain, service, repair, test and overhaul (or cause to be maintained, serviced, repaired, tested and overhauled) each Engine (w) in accordance with Mesa’s FAA-approved maintenance program for the make and model of the asset in question, (x) so as at all times to keep such Engine in as good an operating condition as when initially subjected to the Lien hereof, ordinary wear and tear excepted and (y) in the same or better manner as Mesa maintains, services, repairs or overhauls similar engines owned or operated by Mesa in similar circumstances; (ii) maintain or cause to be maintained in English all records, logs and other materials required to be maintained in respect of such Engines by the FAA; and (iii) promptly furnish or cause to be furnished to the Collateral Agent such information as may be required to enable the Collateral Agent to file any reports required to be filed by the Collateral Agent with any governmental authority because of such Persons’ interest in such Collateral hereunder.

(b)        Operation. Neither Grantor shall maintain, use, service, repair, overhaul or operate any Engine in violation of any Law or any rule, regulation, treaty, order or certificate

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of any Governmental Authority, aviation authority in any foreign country or airport authority having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to such Engine issued by any such authority. In the event that any such Law, rule, regulation, treaty, order, certificate, license or registration requires alteration of any Engine, the Grantors will conform thereto or obtain conformance therewith at no expense to the Collateral Agent. Notwithstanding the foregoing, the Grantors may contest in good faith the validity or application of any such Law, rule, regulation, treaty, order, certificate, license, registration or violation in any reasonable manner that does not involve any material danger of the sale, forfeiture, or loss of any Engine, any danger of criminal liability or civil penalty for the Collateral Agent or any Secured Party or impair the Collateral Agent’s or any Secured Party’s interest in such Engine or any Loan Document, including the Lien of this Mortgage. If the indemnities or insurance from the United States Government specified in Section 2.03, or some combination thereof in amounts equal to amounts required by Section 2.03, have not been obtained, the Grantors will not operate or locate an Engine, or permit any other Person to operate or locate an Engine, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 2.03.

(c)        Possession. Neither Grantor shall, without the prior written consent of the Collateral Agent, lease (whether by way of a finance lease, operating lease, or otherwise) or otherwise in any manner deliver, transfer or relinquish possession of any Engine; provided that, so long as no Event of Default shall have occurred and be continuing at the time of such delivery, transfer or relinquishment of possession or installation and so long as such action shall not deprive the Collateral Agent of the perfected and enforceable Lien of this Mortgage on such Engine, and subject in all cases to any limitations or requirements set forth in the Credit Agreement, the Grantors may, without the prior written consent of the Collateral Agent, so long as the Grantors shall comply with any other applicable requirements of this Mortgage:

(i)        subject such Engine to normal interchange or pooling agreements or similar arrangements, in each case customary in the commercial airline industry and entered into by the Grantors in the ordinary course of its business with any Certificated Air Carrier; provided, that (A) no transfer of the registration of any airframe on which such Engine is installed shall be effected in connection therewith, (B) no such interchange or pooling agreement or arrangement contemplates, requires or results in the transfer of title to such Engine, (C) if the Grantors’ title to such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine, and the Grantors shall comply with Section 3.01 hereof in respect thereof and (D) upon entering into such arrangement, the Grantors shall provide notice thereof to the Collateral Agent and shall furnish copies of the relevant agreements associated therewith to the Collateral Agent;

(ii)       deliver possession of such Engine to the Manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on such Engine or any part of any thereof or for alterations or modifications therein or additions thereto to the extent required or permitted by the terms hereof;

(iii)      install an Engine on an airframe owned by the Grantors which airframe is free and clear of all Liens, except: (A) Permitted Liens, (B) the rights of Certificated Air Carriers under interchange agreements that would be permitted under

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clause (i) above, provided that Grantors’ title to such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), (x) such mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the Lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe, and (y) the Grantors shall use commercially reasonable efforts to obtain a Recognition of Rights Agreement within ten (10) Business Days of such installation;

(iv)       install an Engine on an airframe leased to the Grantors or purchased by the Grantors subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees and (B) Liens of the type permitted by subparagraph (iii) of this Section 2.01(c), and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement or any other right, title or interest of such lessor, seller or secured party, notwithstanding the installation thereof on such airframe, and the Grantors shall use commercially reasonable efforts to obtain a Recognition of Rights Agreement within ten (10) Business Days of such installation;

(v)        transfer possession of such Engine to the United States or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program so long as the Grantors shall promptly notify the Collateral Agent (x) upon transferring possession of such Engine to the United States or any agency or instrumentality thereof pursuant to this clause (v) and (y) in the case of a transfer involving the Civil Reserve Air Fleet Program, of the name and the address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given;

(vi)       transfer possession of such Engine to the United States or any instrumentality or agency thereof pursuant to a lease, contract or other instrument, a copy of which shall be provided to Collateral Agent and provided that the Collateral Agent is provided prompt written notice thereof; or

(vii)      provided that no Event of Default has occurred and is continuing, and to the extent expressly permitted by the Credit Agreement, sell or dispose of such Engine, with the proceeds of such sale or disposition being distributed in the manner specified in the Credit Agreement and with such Engine being released from the terms hereof.

The rights of any transferee who receives possession by reason of a transfer permitted by this Section 2.01(c) shall be during the period of such possession, subject and subordinate to, all the terms of this Mortgage, including, without limitation, the covenants contained in this Article 2, including the inspection rights contained in Section 2.04, and the Collateral Agent’s right to repossess an Engine, as applicable, and to avoid and terminate any such arrangement upon such repossession (and the Collateral Agent may require specific subordinations of said interest be obtained and filed or registered to perfect the same), and the

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Grantors shall remain primarily liable for the performance of all of the terms of this Mortgage, and the terms of any such arrangement shall not permit any Person to take any action not permitted to be taken by the Grantors in this Mortgage with respect to such Engine. No interchange agreement, pooling agreement or other relinquishment of possession of an Engine shall in any way discharge or diminish any of the Grantors’ obligations to the Collateral Agent under this Mortgage or constitute a waiver of the Collateral Agent’s rights or remedies hereunder or under any Loan Document, and the Grantors shall notify the Collateral Agent of the location of each Engine in each Borrowing Base Certificate.

In the case of any arrangement entered into pursuant to this Section 2.01(c), the Grantors will include in the documentation relating thereto appropriate provisions that make such arrangement expressly subject and subordinate to this Mortgage, including the Collateral Agent’s and each Lender’s right to avoid or otherwise terminate such arrangement in the exercise of its rights to repossession hereunder. No such arrangement shall be entered into unless the Grantors shall reimburse the Collateral Agent for all of its reasonable and documented out-of-pocket fees and expenses (including reasonable fees and disbursements of outside counsel) incurred in connection therewith.

The Collateral Agent acknowledges that any consolidation or merger of the Grantors or conveyance, transfer or lease of all or substantially all of the Grantors’ assets permitted by and in conformance with the Credit Agreement shall not be prohibited by this Section 2.01.

Any arrangement entered into pursuant to this Section 2.01(c) shall not permit any further leasing of the applicable Engine.

(d)        Placard. On or prior to the Closing Date, or as soon thereafter as practicable (and, in any event, within sixty (60) days of the Closing Date), if permitted by applicable Law, the Grantors agree to affix to each Engine constituting Collateral and maintain (or cause to be affixed and maintained), at its expense, a placard bearing the inscription:

“THIS ENGINE IS MORTGAGED TO

CIT BANK, N.A., AS COLLATERAL AGENT”

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Collateral Agent, in each case as permitted under the Loan Documents).

Such placards may be removed temporarily in the course of maintenance of the applicable Engine. Except as above provided, the Grantors will not allow the name of any Person to be placed on any Engine as a designation that might be interpreted as a claim of ownership.

(e)        Replacement of Parts. The Grantors, at their own cost and expense, will promptly replace or cause to be replaced all Parts associated with an Engine that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 2.01(g). All replacement Parts shall be owned by the Grantors free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 2.01(f) hereof and replacement parts temporarily installed on an emergency basis) and shall be in as good an

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operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from any Engine shall remain the property of the Grantors and subject to the Lien of this Mortgage, no matter where located, and shall be used, maintained, overhauled and/or repaired, as the case may be, in accordance with Section 2.02(c) hereof. Immediately upon any replacement Part becoming incorporated or installed in or attached to an Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 2.01(0 hereof and except replacement parts temporarily installed on an emergency basis), such replacement Part shall become the property of the Grantors and subject to the Lien of this Mortgage and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Engine. The Grantors will notify the Collateral Agent within five (5) Business Days after any PMA Parts are installed on any Engine.

(f)        Pooling of Parts. Any Part removed from any Engine as provided in Section 2.01(e) hereof may be subjected by the Grantors to a pooling arrangement of the type that is permitted by, and in accordance with the terms of, Section 2.01(c)(i) hereof; provided that, the Grantors shall notify the Collateral Agent of the location of such Part in each Borrowing Base Certificate. In addition, any replacement Part when incorporated or installed in or attached to an Engine in accordance with such Sections may be owned by any Certificated Air Carrier subject to such a pooling arrangement, provided, that the Grantors, at their expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become subject to the Lien of this Mortgage, free and clear of all Liens other than Permitted Liens or (ii) replaces or causes to be replaced such replacement Part with a further replacement Part owned by the Grantors, which shall become the property of the Grantors and subject to the Lien of this Mortgage, free and clear of all Liens other than Permitted Liens.

(g)        Alterations, Modifications and Additions. The Grantors, at their own expense, will make (or cause to be made) such alterations and modifications in and additions to each Engine as may be required to be made from time to time so as to comply with any Law, rule, regulation or order of any Governmental Authority of any jurisdiction in which any Engine may be located; provided, however, that the Grantors may, in good faith, and by appropriate proceedings contest the validity or application of any such Law, rule, regulation or order (commencement of such contest to occur within 45 days of the date on which a Grantor is required to make such alterations or modifications) in any reasonable manner that does not materially adversely affect the Collateral Agent or any Secured Party or any of their respective legal and economic interests in or to such Engine, subject any such Person to material risk of any civil or any criminal penalties, or involve any material risk of loss or forfeiture of title to any Engine. In addition, subject to the last sentence of this Section 2.01(g), the Grantors, at their own expense, may from time to lime make such alterations and modifications in and additions to any Engine as the Grantors may deem desirable in the proper conduct of its business, including removal of Parts that the Grantors deem to be obsolete or no longer suitable or appropriate for use on such Engine; provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of such Engine, or materially diminishes the utility of such Engine below the condition, airworthiness, or utility thereof immediately prior to such alteration, modification, removal or addition assuming such Engine was then in the condition required to be maintained by the terms of this Mortgage; provided further that if any such alteration,

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modification, removal or addition materially diminishes the current market value of such Engine below the current market value thereof immediately prior to such alteration, modification, removal or addition, then the Grantors shall promptly notify the Collateral Agent thereof. All Parts incorporated or installed in or attached or added to an Engine as the result of such alteration, modification or addition (except those parts that are excluded from the definition of Parts or that may be removed by the Grantors pursuant to the next sentence) (the “Additional Parts”) shall, without further act, become subject to the Lien of this Mortgage. Notwithstanding the foregoing sentence, the Grantors may, at their own expense, so long as no Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Engine or any Part in replacement of or substitution for any such Part and (ii) is not required to be incorporated or installed in or attached or added to such Engine pursuant to the first sentence of this paragraph (c). Upon the removal thereof as provided above, such Additional Part shall no longer be deemed to be subject to the Lien of this Mortgage or part of such Engine from which it was removed and may be sold or otherwise disposed of by the Grantors in the ordinary course of its business.

Section 2.02    Pledged Spare Parts.

(a)        Tracking System. The Grantors shall at all times maintain the Tracking System in at least as favorable a condition as the condition it was in as at the Closing Date and its perpetual inventory procedures for Pledged Spare Parts that provide a continuous internal audit of Pledged Spare Parts. Notwithstanding the limitations in Section 2.04, at reasonable times during normal business hours and upon reasonable notice to the Grantors (as often as may be reasonably requested), the Collateral Agent shall be entitled to access and inspect the Tracking System to monitor the types, quantities and locations of any Pledged Spare Parts and to ensure the Grantors’ compliance with the terms hereof. Such inspection right shall not be exercised in a manner that is unduly disruptive to the operation or maintenance of the Tracking System or the business operations of the Grantors. If requested by the Collateral Agent, the Grantors will use commercially reasonable efforts to obtain a written acknowledgment of the Collateral Agent’s access and inspection rights hereunder from any third party that owns or operates the Tracking System.

(b)        Spare Parts Locations. Each Grantor represents, warrants and agrees that prior to any utilization or disposition thereof that is permitted hereunder or under the Credit Agreement, the Pledged Spare Parts shall be maintained by or on behalf of the Grantors at one or more of the Spare Parts Locations, and that the nature of its interest in and to each such location (e.g., owner, leasehold, tenant) is and shall remain as described to the Collateral Agent pursuant to the Loan Documents. The Grantors will promptly notify the Collateral Agent in writing if any of the representations, warranties or agreements contained in the preceding sentence become inaccurate in any respect with respect to any of the Pledged Spare Parts or its interest therein. The Grantors will not change or permit the change any of the Spare Parts Locations from their respective locations on the date hereof without reasonable advance written notice to the Collateral Agent of such change. Except as otherwise permitted under this Mortgage, the Grantors shall keep and maintain all Pledged Spare Parts at one or more of the Spare Parts Locations and shall not suffer or permit any Pledged Spare Part to be stored at any other location

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unless, in each case, the Grantors provide prior written notice to the Collateral Agent. The Grantors shall ensure that each Spare Parts Location is a secure facility, adequate for warehousing and storing the Pledged Spare Parts and is at all times covered by property, casualty and premises liability coverage reasonably acceptable and evidenced to the Collateral Agent. Upon adding a location that is to become a Spare Parts Location in accordance herewith, and upon request of the Collateral Agent, the Grantors will furnish to the Collateral Agent, at Grantors’ sole expense:

(i)        a Mortgage Supplement duly executed by the applicable Grantor, identifying each location that is to become a Spare Parts Location and specifically subjecting the Pledged Spare Parts at such location to the Lien of this Mortgage.

(ii)       a Collateral Access Agreement for such Spare Parts Location (unless it is owned by Grantors free and clear of any Liens).

(iii)      if requested by the Collateral Agent, an opinion of counsel to the Grantors, dated the date of execution of such Mortgage Supplement, in form and substance satisfactory to the Collateral Agent, addressed to the Secured Parties, stating that such Mortgage Supplement has been duly filed for recording, in accordance with the provisions of any applicable Laws, and, if requested by the Collateral Agent, either: (i) no other filing or recording is required, under any applicable Law, in any other place within the United States (or other applicable jurisdiction) in order to perfect the Lien of this Mortgage on the Pledged Spare Parts held at the pertinent Spare Parts Location or (ii) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such opinion of counsel, as are necessary to perfect the Lien of this Mortgage with respect to such Pledged Spare Parts; and

(iv)      a certificate from an authorized officer of the Grantors stating that, in the opinion of such officer, all conditions precedent provided for in this Mortgage relating to the subjection of such property to the Lien of this Mortgage have been complied with.

(c)        Possession, Use and Maintenance.

(i)        Possession. Without the prior written consent of the Collateral Agent, neither Grantor may sell, lease (whether by way of a finance lease, operating lease or otherwise), transfer or relinquish possession of any Pledged Spare Part to anyone except as permitted by the provisions of Section 2.02(c)(ii) of this Mortgage and except that the Grantors shall have the right, in the ordinary course of business, (x) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications (to the extent required or permitted by the terms hereof) or to any Person for the purpose of transport to any of the foregoing, (y) to subject any Pledged Spare Part to a maintenance servicing agreement arrangement entered into in the ordinary course of business or (z) to transfer any Pledged Spare Part between any Spare Parts Locations.

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(ii)        Use; Modifications.

(A)        Use. The Grantors shall have the right, at any time and from time to time at their own cost and expense, without the necessity of any release from or consent by the Collateral Agent, to:

(1)        incorporate in, install on, attach or make appurtenant to, or use in, any aircraft, engine, spare part or appliance leased to or owned by the Grantors, any Pledged Spare Part, free from the Lien of this Mortgage;

(2)        dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use, and to scrap, sell or dispose of any such Pledged Spare Part or any salvage resulting from such dismantling, free from the Lien of this Mortgage; and

(3)        in each event described in the foregoing (1) and (2), any such Pledged Spare Part shall cease to be a “Pledged Spare Part” hereunder.

(B)        Permitted Sales and Modifications. Provided that no Event of Default has occurred and is continuing and to the extent expressly permitted by the Credit Agreement, the Grantors may sell or dispose of Pledged Spare Parts, with the proceeds of such sale or disposition being applied in the manner specified in the Credit Agreement and with such Pledged Spare Parts being released from the terms hereof. In addition, the Grantors may modify or alter any Pledged Spare Part as the Grantors may deem appropriate in the proper conduct of their business, so long as the Grantors remain in compliance at all times with the requirements of Section 2.02(c)(iii) below, after giving effect to any such modification or alteration.

(iii)      Maintenance. The Grantors:

(A)        shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with, all applicable Laws and regulations issued by the FAA and all applicable Laws issued by any other Governmental Authority having jurisdiction over the Grantors or any such Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor, and shall utilize, or cause to be utilized, the same manner and standard of maintenance with respect to each model of Spare Part included in the Pledged Spare Parts as is utilized for such model of Spare Part owned by the Grantors and not included in the Pledged Spare Parts;

(B)        shall maintain, or cause to be maintained in English, all records, logs and other materials required by the FAA or under applicable Laws to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts unless such modification is consistent with Mesa’s FAA approved maintenance program;

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provided however that such modification shall not materially diminish the value of the Pledged Spare Parts, taken as a whole; and

(C)        shall maintain, or cause to be maintained on a timely basis, the Pledged Spare Parts in good working order (other than during periods of maintenance, repair, inspection and testing) and condition and shall perform all maintenance thereon necessary for that purpose, excluding Spare Parts that have become worn out or unfit for use, beyond economic repair or become obsolete or scrap. Notwithstanding anything herein to the contrary, all Rotable Spare Parts and Repairable Spare Parts that are Pledged Spare Parts and, to the extent customary, all Expendable Spare Parts and Life Limited Parts that are Pledged Spare Parts, located at Spare Parts Locations other than as excluded above, shall have a current and valid serviceable tag and shall be in compliance with such tag, in each case in compliance with applicable FAA regulations.

Section 2.03    Insurance.

(a)        Obligation to Insure. The Grantors shall comply with, or cause to be complied with, each of the provisions of Exhibit C hereto, which provisions are hereby incorporated by reference as if set forth in full herein.

(b)        Insurance for Own Account. Nothing in this Section 2.03 shall limit or prohibit (x) the Grantors from maintaining the policies of insurance required under Exhibit C with higher limits than those specified in Exhibit C or other insurance for their own account or (y) the Collateral Agent or any Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Grantors pursuant to this Section 2.03 and Exhibit C.

(c)        Application of Insurance Proceeds. As between the Grantors and the Collateral Agent, it is agreed that all insurance proceeds will be distributed in accordance with the terms of Exhibit C. If either the Collateral Agent or either Grantor receives a payment of such insurance proceeds in excess of its entitlement pursuant to this Mortgage, it shall promptly pay such excess to the other party.

(d)        Indemnification by Government in Lieu of Insurance. Notwithstanding any provisions of this Section 2.03 requiring insurance, the Collateral Agent agrees to accept, in lieu of insurance against any risk, indemnification from, or insurance provided by, the Government of the United States or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the Government of the United States, against such risk in an amount that, when added to the amount of insurance against such risk maintained by the Grantors, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 2.03. The Grantors shall furnish to the Collateral Agent and to the Additional Insureds, in advance of attachment of such indemnity or insurance, a certificate of a responsible financial or legal officer of the Grantors confirming in reasonable

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detail the amount and scope of such indemnification or insurance and that such indemnification or insurance complies with the preceding sentence.

(e)        Application of Payments During Existence of an Event of Default. Any amount described in this Section 2.03 that is payable or creditable to, or retainable by, the Grantors shall not be paid or credited to, or retained by, the Grantors if at the time such payment, credit or retention would otherwise occur, an Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Collateral Agent as security for the obligations of the Grantors under this Mortgage and the Loan Documents. At such time as there shall not be continuing any Event of Default, such amount shall be paid to the Grantors to the extent not previously applied in accordance with this Mortgage.

Section 2.04    Inspection. At reasonable limes and on at least fifteen (15) days’ prior written notice to the Grantors, the Secured Party or its authorized representatives may (but not more than twice per calendar year in respect of an Engine or the Pledged Spare Parts; provided that such limitation shall not be applicable if an Event of Default has occurred and is continuing) inspect any Engine or Pledged Spare Parts and inspect and make copies of the books, logs and records of the Grantors relating to the maintenance of such Engine or Pledged Spare Parts and shall keep any information or copies obtained thereby confidential on the same terms set forth in Section 12.08 of the Credit Agreement. Any such inspection of the Pledged Spare Parts or any Engine shall be during normal business hours and shall be limited to a visual, walk-around inspection, but shall not include opening any panels, bays or the like without the express written consent of the Grantors; provided that, so long as no Event of Default shall have occurred and be continuing, no exercise of such inspection right shall interfere with the normal operation or maintenance of the Pledged Spare Parts or any Engine by, or the business of, the Grantor. The Grantors will give such Secured Party notice of the next scheduled overhaul or other maintenance visit with respect to an Engine no later than 10 Business Days prior to its occurrence and afford such Person an opportunity to be present at the same without interfering (so long as no Event of Default has occurred and is continuing) in any material respect with the maintenance, operations or business of the Grantors. The Secured Parties shall not have any duty to make any such inspection nor shall any such Persons incur any liability or obligation by reason of not making any such inspection.

Section 2.05    Other Representations, Warranties and Covenants.

(a)        Title. Each Grantor hereby represents, warrants and covenants that (i) it has good and marketable title to (x) each item of Equipment listed on its respective Mortgage Supplement executed and delivered on the Closing Date and will have good and marketable title to each item of Equipment listed on each of its respective subsequent Mortgage Supplement at the time of execution and delivery thereof; (y) each of the Pledged Spare Parts on the Closing Date; (ii) it will have good title to any other Collateral that is subject to this Mortgage or that becomes subject to this Mortgage from time to time hereafter; (iii) any Engines covered hereby from time to time are correctly described by Manufacturer, model and serial number as set forth on the Manufacturer’s serial plate for said items of Equipment, in each case subject to Permitted Liens; and (iv) Mesa owns and through the Maturity Date will continue to own all Spare Parts stored at any Spare Parts Location, other than the AAR Parts.

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(b)        Necessary Filings. Upon (x) the filing of this Mortgage with the FAA in accordance with the Transportation Code and the regulations thereunder and with any applicable Governmental Authority in any other jurisdiction as deemed necessary or advisable by the Collateral Agent, (y) the appropriate registrations with the International Registry and (z) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created hereby under the UCC as in effect in any applicable jurisdiction and affixing the placard referred to in Section 2.01(d) herein, (i) all filings, registrations and recordings (including, without limitation, the filing of financing statements under the UCC) necessary under the Laws of the United States (or any state thereof) or any other jurisdiction to create, preserve, protect and perfect the security interest granted by the Grantors to the Collateral Agent hereby in respect of the Collateral have been accomplished or, as to Collateral to become subject to the security interest of this Mortgage as provided herein from time to time after the date hereof, will be filed simultaneously with such Collateral being subject to the Lien of this Mortgage, and (ii) the security interest granted to the Collateral Agent pursuant to this Mortgage in and to the Collateral will constitute a perfected security interest therein prior to the rights of all other Persons therein, but subject to no other Liens (other than Permitted Liens), and is entitled to all the rights, priorities and benefits afforded by the Transportation Code, and other relevant United States Law and any applicable Laws as enacted in any other relevant jurisdiction to perfected security interests or Liens.

(c)        No Liens. The Grantors are, and as to Collateral acquired by them from time to time after the date hereof will be, the owner of all Collateral free from any Lien, or other right, title or interest of any Person (other than Permitted Liens), and the Grantors shall promptly, at their own expense, (i) defend the Collateral against all claims and demands of all Persons (other than Persons lawfully claiming by, through or under the Collateral Agent) at any time claiming the same or any interest therein adverse to the Collateral Agent and (ii) take such action as may be necessary to duly discharge any Lien (other than a Permitted Lien) arising at any time.

(d)        Other Financing Statements. There is no financing statement (or similar statement or instrument of encumbrance under the Law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than Permitted Liens and other than any financing statements or FAA filings that relate to transactions for which all obligations have been paid in full and for which there is no commitment on the part of any Person to advance funds or perform any obligation that would otherwise be secured by any collateral described in such financing statement), and so long as any of the Obligations remain unpaid, the Grantors will not execute or authorize or permit to be filed in any public office any financing statement or statements (or similar statement or instrument of encumbrance under the Law of any jurisdiction) relating to the Collateral other than with respect to Permitted Liens.

(e)        Patriot Act; OFAC. Without limiting the generality of the Grantors’ obligations under Section 6.18 of the Credit Agreement, the Grantor: (a) represents and warrants, as of the Closing Date, that the Grantors and each of their Subsidiaries are in compliance with the provisions described therein, (b) covenants that the Grantors and each of their Subsidiaries shall be and remain in compliance with such provisions at all times while the Lien of this Mortgage is in effect, and (c) further covenants that neither Grantor nor any of their Subsidiaries shall enter into any agreement with respect to any item of Equipment secured hereby that would place the Grantors or any of their Subsidiaries in violation of such provisions.

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(f)        Recourse. This Mortgage is made with full recourse to each Grantor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of each Grantor contained herein, in the other Loan Documents and otherwise in writing in connection herewith or therewith.

(g)        Filings. The Grantors will take, or cause to be taken, at their sole cost and expense, such action with respect to (x) the recording, filing, re-recording and re-filing of this Mortgage and each Mortgage Supplement in the office of the FAA, pursuant to the Transportation Code, and in such other places as may be required under any applicable Law or regulation (in the United States or elsewhere), (y) the appropriate registrations of any and all “prospective international interests” or “international interests” (as such terms are defined in the Cape Town Convention) created hereby or thereby with the International Registry and (z) any financing statements or other instruments as are necessary, and reasonably requested by the Collateral Agent, in order to maintain so long as this Mortgage is in effect, the perfection and preservation of the Lien created by this Mortgage, and will furnish to the Collateral Agent timely notice of the necessity of such action, together with, if requested by the Collateral Agent, such instruments, in execution form, and such other information as may be reasonably required to enable the Collateral Agent to take such action or otherwise reasonably requested by the Collateral Agent. To the extent permitted by applicable Law, each Grantor hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements without the Grantors’ signature appearing thereon. The Grantors shall pay the costs of, or incidental to, any recording or filing, including, without limitation, any filing of financing or continuation statements, concerning the Collateral.

(h)        Section 1110 of the Bankruptcy Code. The Collateral Agent is entitled to the benefits of Section 1110 of the Bankruptcy Code, subject to the Grantors’ rights thereunder, with respect to the right to take possession of any of the Engines and the Pledged Spare Parts and to enforce any of its other rights or remedies as provided in this Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Mesa is a debtor, all subject to the provisions and limitations of the Bankruptcy Code. The Grantors hereby confirm to the Collateral Agent that all Engines and Pledged Spare Parts subjected to the Lien of this Mortgage shall have been first placed in service after October 22, 1994.

(i)        Certificated Air Carrier. Mesa hereby confirms that it is a Certificated Air Carrier under Section 44705 of the Transportation Code, and the Pledged Spare Parts are maintained by or on behalf of the Grantors at the Spare Parts Locations.

(j)        Guards and Representatives. If a Default or an Event of Default shall have occurred and is continuing, the Grantors shall (or the Grantors shall cause the relevant Person to) permit the Collateral Agent to station guards and representatives, selected by the Collateral Agent in its sole discretion and acting on behalf of the Collateral Agent and the Lenders, with authority to ensure the safekeeping of all Collateral, at each of the Spare Parts Locations.

(k)        Segregation of AAR Parts. Each Grantor (i) represents and warrants that it is currently in compliance with the covenants contained in (A) Section 1(D) of the AAR

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Consignment Agreement, and (B) Section 8(a) of Schedule 1 of the AAR Support Agreement, and (ii) will continue to comply with such covenants through the Maturity Date.

(l)        Payment under Credit Agreement. Each Grantor will duly and punctually pay the outstanding principal amount of and interest on and other amounts due in respect of the Loan in accordance with the terms of the Credit Agreement and the other Loan Documents.

ARTICLE 3

EVENT OF LOSS

Section 3.01    Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss (or an event or circumstance that, with the passage of time, would constitute an Event of Loss) with respect to an Engine the Grantors shall forthwith (and in any event, within ten (10) days after such occurrence) give the Collateral Agent written notice thereof and deposit (or, in the event the Collateral Agent, as sole loss payee, shall receive any such amounts, shall pay over) 100% of the Net Cash Proceeds of any insurance claim, indemnity payments or other amounts received in respect thereof immediately upon receipt of such amounts with the Collateral Agent, which amounts shall, subject to the following, be used to prepay a portion of the Loans in accordance with Section 2.05(b) of the Credit Agreement.

Section 3.02    Event of Loss with Respect to a Pledged Spare Part. Upon the occurrence of an Event of Loss (or an event or circumstance that, with the passage of time, would constitute an Event of Loss) with respect to a Pledged Spare Part under circumstances in which there has not occurred an Event of Loss with respect to the related Engine (if any) and the Appraised Current Market Value of the Pledged Spare Parts subject to such Event of Loss is equal to or less than $250,000, the Grantors shall forthwith (and in any event, within ten (10) Business Days (or, to the extent that such Event of Loss relates to more than ten percent (10%) of the Pledged Spare Parts at a particular Spare Parts Location, two (2) Business Days) after such occurrence) give the Collateral Agent written notice thereof and deposit (or, in the event the Collateral Agent, as sole loss payee, shall receive any such amounts, shall pay over) 100% of the Net Cash Proceeds of any insurance claim, indemnity payments or other amounts received in respect thereof immediately upon receipt of such amounts with the Collateral Agent, which amounts shall, subject to the following, be used to prepay a portion of the Loans in accordance with Section 2.05(b) of the Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Loss with respect to a Pledged Spare Part prior to the occurrence of a Default or an Event of Default.

ARTICLE 4

REMEDIES

Section 4.01    Event of Default. It shall be an Event of Default hereunder if under the Credit Agreement an “Event of Default” shall occur and be continuing thereunder.

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Section 4.02    Remedies with Respect to Collateral.

(a)        Remedies Available. Upon the occurrence and continuance of any Event of Default, the Collateral Agent may do one or more of the following, in each case subject to Article IX of the Credit Agreement; provided, however, that during any period that an Engine is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 2.01(c)(v) hereof and in possession of the United States Government or an agency or instrumentality of the United States, the Collateral Agent shall not, on account of any Event of Default, be entitled to exercise any of the remedies specified in the following clauses (i), (ii) and (iii) in relation to such Engine in such manner as to limit the Grantors’ control under this Mortgage of the relevant Engine, unless at least sixty (60) days’ (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Air Force) written notice of default hereunder shall have been given by the Collateral Agent by registered or certified mail to the Grantors with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with the Grantors relating to such Engine:

(i)        cause the Grantors, upon the written demand of the Collateral Agent, at the Grantors’ expense, to deliver promptly, and the Grantors shall deliver promptly, all or such part of the items of Equipment as the Collateral Agent may so demand to the Collateral Agent or its order, or the Collateral Agent, at its option, may access the Tracking System (and demand the assistance of the Grantors’ personnel necessary to utilize the Tracking System) and enter upon the premises where all or any part of any items of Equipment or other Collateral are located and take immediate possession (to the exclusion of the Grantors and all Persons claiming under or through the Grantors) of and remove the same by summary proceedings or otherwise, and/or station guards and representatives on such premises pursuant to Section 2.050) hereof;

(ii)        sell all or any part of any items of Equipment or other Collateral at public or private sale, whether or not the Collateral Agent shall at the time have possession thereof, as the Collateral Agent may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of any items of Equipment or other Collateral as the Collateral Agent, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Grantors, any person claiming by, through or under the Grantors and any person holding an interest subordinate to the interests of the Collateral Agent hereunder; provided, however, that the Grantors shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations; or

(iii)        exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the UCC of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought) or by any other applicable Law (including the Cape Town Convention, to the extent applicable), or proceed by appropriate court action to enforce the terms or to recover damages for the breach hereof.

Upon every taking of possession of Collateral under this Section 4.02, the Collateral Agent may, from time to time, at the expense of the Grantors, make all such

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expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral as it may deem proper. In each such case, the Collateral Agent shall have the right to maintain, use, insure, operate, store, lease, control or manage the Collateral and to carry on business and to exercise all rights and powers of the Grantor relating to the Collateral in connection therewith, as the Collateral Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, use, insurance, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Collateral Agent may determine; and the Collateral Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products, proceeds and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Collateral Agent under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Collateral Agent hereunder. Such tolls, rents, revenues, issues, income, products, proceeds and profits shall be applied to pay the expenses of using, operating, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, insurance, repairs, replacement, alterations, additions and improvements, and to make all payments that the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Grantor), and all other payments that the Collateral Agent may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Collateral Agent, and of all Persons engaged and employed by the Collateral Agent.

In addition, the Grantors shall be liable for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Collateral Agent’s remedies with respect thereto, including all costs and expenses incurred in connection with the retaking, return or sale of any items of Equipment or other Collateral in accordance with the terms hereof, which amounts shall, until paid, be secured by the Lien of this Mortgage.

If any Event of Default shall have occurred and be continuing, or the Loans shall have been declared forthwith due and payable pursuant to the Credit Agreement, at the direction of the Secured Parties, the Collateral Agent shall at any time thereafter while any Event of Default shall be continuing, without notice of any kind to the Grantors (except as provided herein) to the extent permitted by Law, carry out or enforce any one or more of the actions and remedies provided in this Article 4 or elsewhere in this Mortgage or otherwise available to a secured party under applicable Law, whether or not any or all of the Collateral is subject to the jurisdiction of such UCC and whether or not such remedies are referred to in this Article 4.

Nothing in the foregoing shall affect the right of each Secured Party to receive all payments of principal of, and interest on, the Obligations held by such Secured Party and all other amounts owing to such Secured Party as and when the same may be due.

(b)        Notice of Sale. The Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice of the date fixed for any public sale of any item of Equipment or the date on or after which any private sale will be held, which notice the Grantors hereby agree is reasonable notice.

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

(c)        Receiver. If any Event of Default shall occur and be continuing, to the extent permitted by Law, the Collateral Agent shall be entitled, as a matter of right as against the Grantors, without notice or demand and without regard to the adequacy of the security for the Obligations or the solvency of the Grantors, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of the Collateral or any part thereof and of the tolls, rents, revenues, issues, income, products and profits thereof for the recovery of judgment for the indebtedness secured by the Lien created under this Mortgage or for the enforcement of any other proper, legal or equitable remedy available under applicable Law.

(d)        Concerning Sales. At any sale under this Article 4, any Secured Party may bid for and purchase the property offered for sale, may make payment on account thereof as herein provided, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any purchaser shall be entitled, for the purpose of making payment for the property purchased, to deliver any of the Obligations in lieu of cash in the amount that shall be payable thereon as principal or interest. Said Obligations, in case the amount so payable to the holders thereof shall be less than the amounts due thereon, shall be returned to the holders thereof after being stamped or endorsed to show partial payment.

Section 4.03    Waiver of Appraisement, Etc. To the full extent that it may lawfully so agree, each Grantor agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, or redemption Law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral, or any part thereof, or the possession thereof by any purchaser at any sale under this Article 4; but each Grantor, for itself and all who may claim under it so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such Laws. Each Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the property in the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclosure under this Mortgage may order the sale of the Collateral as an entirety.

Section 4.04    Application of Proceeds. After the exercise of remedies pursuant to Section 4.02 hereof, any payments in respect of the Obligations and any proceeds (as defined in the UCC) of the Collateral, when received by the Collateral Agent or any Secured Party in cash or its equivalent, will be applied in the order set forth in and in accordance with the Credit Agreement and the Loan Documents.

Section 4.05    Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Mortgage or the other Loan Documents or now or hereafter existing at Law, in equity or by statute or treaty and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension

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of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein. No notice to or demand on the Grantors in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

Section 4.06    Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, sale entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Grantors, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Mortgage, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted (but otherwise without prejudice).

ARTICLE 5

TERMINATION OF MORTGAGE

Section 5.01    Termination of Mortgage. This Mortgage shall terminate upon payment and performance in full of the Obligations hereby secured and shall be released as to an Engine or other Collateral to the extent expressly permitted hereby and by the Credit Agreement. Upon termination, the Grantors may request, at their sole cost and expense, the Collateral Agent to execute and deliver to or as directed in writing by the Grantors an appropriate instrument reasonably required to release the Collateral from the Lien of this Mortgage and the Collateral Agent shall execute and deliver such instrument as aforesaid at the Grantors’ expense. Except as aforesaid otherwise provided, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 5.02    Certification by the Grantors. At any time that the Grantors desire that the Collateral be released as provided in the foregoing Section 5.01, it shall deliver to the Collateral Agent a certificate signed by an authorized officer stating that the release of the respective Collateral is permitted pursuant to Section 5.01 hereof and the Credit Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted by Section 5.01 hereof.

ARTICLE 6

MISCELLANEOUS

Section 6.01    No Legal Title to Collateral in Lender. No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of Law or otherwise, of any portion of the Loans or other right, title and interest of a Secured Party in and to the Collateral or

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee of such Secured Party to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 6.02    Sale of Collateral by Collateral Agent is Binding. Any sale or other conveyance of any item of Equipment or other Collateral or any interest therein by the Collateral Agent made pursuant to the terms of this Mortgage shall bind the Secured Parties and the Grantors, and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Grantors, and the other Secured Parties therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Collateral Agent.

Section 6.03    Benefit of Mortgage. Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Grantors, the Collateral Agent and the Secured Parties any legal or equitable right, remedy or claim under or in respect of this Mortgage.

Section 6.04    Notices. All notices and other communications provided for herein or required hereunder shall be in writing and shall be delivered in the manner described, and to each party at the addresses set forth in Section 12.02 of the Credit Agreement. Each party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to either party hereto in accordance with the provisions of this Mortgage shall be deemed to have been given on the date of receipt.

Section 6.05    Governing Law. THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 6.06    Jurisdiction and Waiver of Right to Trial by Jury. Section 12.16(b) and Section 12.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as though fully set forth herein.

Section 6.07    Grantors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Grantors shall remain liable to perform all of the obligations, if any, assumed by them with respect to the Collateral and neither the Collateral Agent nor any Secured Party shall have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Mortgage, nor shall the Collateral Agent nor any Secured Party be required or obligated in any manner perform or fulfill any of the obligations of the Grantors under or with respect to any Collateral.

Section 6.08    Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

Section 6.09    Waiver; Amendment. (a) No waiver of any provisions of this Mortgage or consent to any departure by the Grantors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Grantors in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances.

(b)        Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantors with respect to which such waiver, amendment or modification is to apply.

(c)        Upon the execution and delivery by any Loan Party of a Grantor Supplement, (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor and (ii) such Additional Grantor shall be a Grantor for all purposes under this Agreement and shall be bound by the obligations of the Grantors hereunder.

Section 6.10    Obligations Absolute. The obligations of each Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Mortgage or any other Loan Document, except as specifically set forth in a waiver granted in accordance with Section 6.09; or (b) any amendment to or modification of any Loan Document or any security for any of the Obligations; whether or not the Grantors shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed in accordance with Section 6.09.

Section 6.11    Successors and Assigns. This Mortgage shall be binding upon each Grantor and each of its respective successors and permitted assigns and shall inure to the benefit of the Collateral Agent and each of the Secured Parties and their respective successors and assigns; provided, that no Grantor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by the Grantors herein or in any certificate or other instrument delivered by either Grantor or on its behalf under this Mortgage shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Mortgage and the other Loan Documents regardless of any investigation made by the Secured Parties or on their behalf.

Section 6.12    Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Mortgage, if any provision contained in this Mortgage conflicts with any provision of any other Loan Document, the provision contained in this Mortgage shall govern and control, provided, that the inclusion of supplemental rights or remedies in favor of the Collateral Agent or the Secured Parties in any other Loan Document shall not be deemed a conflict with this Mortgage.

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ARTICLE 7

COLLATERAL AGENT

The provisions of Article XI of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as though fully set forth herein, with all references therein to “Administrative Agent” deemed to be references to “Collateral Agent.”

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[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Mortgage and Security Agreement (Mesa Spare Parts Facility) to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

MESA AIRLINES, INC., as Grantor

By:
Name: Brian S. Gillman Title: Executive Vice President, General Counsel and Corporate Secretary

MESA AIR GROUP AIRLINE INVENTORY MANAGEMENT, L.L.C., as Grantor

By:	Mesa Airlines, Inc., its sole member

By:
Name: Brian S. Gillman Title: Executive Vice President, General Counsel and Corporate Secretary

CIT BANK, N.A. as Collateral Agent

By:
Name: Title:

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Mortgage and Security Agreement (Mesa Spare Parts Facility) to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

MESA AIRLINES, INC., as Grantor

By:
Name: Brian S. Gillman Title: Executive Vice President, General Counsel and Corporate Secretary

MESA AIR GROUP AIRLINE INVENTORY MANAGEMENT, L.L.C., as Grantor

By:	Mesa Airlines, Inc., its sole member

By:
Name: Brian S. Gillman Title: Executive Vice President, General Counsel and Corporate Secretary

CIT BANK, N.A. as Collateral Agent

By:
Name: Title:

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

EXHIBIT A

MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. [1]

(MESA SPARE PARTS FACILITY)

THIS MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. [1] (MESA SPARE PARTS FACILITY) dated             ,          (this “Mortgage Supplement”) made by [MESA AIRLINES, INC., a Nevada corporation/MESA AIR GROUP AIRLINE INVENTORY MANAGEMENT, L.L.C., an Arizona limited liability company] (the “Grantor”), in favor of CIT BANK, N.A., acting as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

BACKGROUND

A.        The Mortgage and Security Agreement (Mesa Spare Parts Facility), dated as of August 12, 2016 (the “Mortgage”), between, inter alios, the Grantor and the Collateral Agent, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Collateral Agent. Capitalized terms used in this Mortgage Supplement without definition have the meanings specified in the Mortgage (whether by reference to another document or otherwise).

B.        The Mortgage was entered into between the Grantor and the Collateral Agent in order to secure the Obligations of the Grantor and each of the other Borrowers under that certain Credit Agreement dated as of August 12, 2016 (as the same may be amended, restated, amended and restated, modified, supplemented, renewed or replaced from time to time, the “Credit Agreement”) among Grantor, Mesa Air Group Airline Inventory Management, L.L.C., Mesa Air Group, Inc., the other Loan Parties party thereto, the Lenders party thereto and the Collateral Agent, as administrative agent.

C.        The Mortgage relates to the items of Equipment described in Exhibit 1 hereto, and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage, is being filed for recordation on the date hereof with the FAA, as one document.

NOW, THEREFORE, that to secure the prompt and complete payment and performance when due of the Obligations of the Grantor and each other Borrower under the Credit Agreement and each of the other Loan Documents, to secure the performance and observance by the Grantor and each other Borrower of all the agreements, covenants and provisions contained in the Mortgage and in the Loan Documents to which they are a party for the benefit of the Collateral Agent on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its respective successors and assigns,

Exhibit A

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

for the security and benefit of the Secured Parties and such other Persons, a first priority continuing security interest in and first priority mortgage Lien on the following described property:

1.        The Engines described on Exhibit I hereto (each such engine having 550 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to any airframe) in each case, together with all Parts that are from time to time incorporated or installed in or attached thereto or that shall be removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage; and

2.        The Pledged Spare Parts maintained by or on behalf of the Grantor at the Spare Parts Locations described in Exhibit I hereto.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

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Exhibit A

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

IN WITNESS WHEREOF, the Grantor has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

[MESA AIRLINES, INC./ MESA AIR GROUP AIRLINE INVENTORY MANAGEMENT, L.L.C.], as Grantor

By:
Name:
Title:

Exhibit A

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

EXHIBIT 1

TO

MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. [1]

(MESA SPARE PARTS FACILITY)

DESCRIPTION OF EQUIPMENT

ENGINES:

Manufacturer	Manufacturer’s Model	Serial Number

DESCRIPTION OF SPARE PARTS LOCATIONS:

Exhibit A

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

EXHIBIT B

GRANTOR SUPPLEMENT NO. [1]

(MESA SPARE PARTS FACILITY)

THIS GRANTOR SUPPLEMENT NO. [1] (MESA SPARE PARTS FACILITY) dated              ,          (this “Grantor Supplement”) made by [LOAN PARTY], a[        ] (the “Grantor”), in favor of CIT BANK, N.A., acting as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

BACKGROUND

A.        The Mortgage and Security Agreement (Mesa Spare Parts Facility), dated as of August     , 2016 (the “Mortgage”), between, inter alios, Mesa Airlines, Inc. and Mesa Air Group Inventory Management, L.L.C., as grantors, and the Collateral Agent, provides for the execution and delivery of grantor supplements thereto substantially in the form hereof, which shall join Additional Grantors to the Mortgage. Capitalized terms used in this Grantor Supplement without definition have the meanings specified in the Mortgage (whether by reference to another document or otherwise).

B.        The Mortgage was entered into between the Grantor and the Collateral Agent in order to secure the Obligations of the Grantor and each of the other Borrowers under that certain Credit Agreement dated as of August 12, 2016 (as the same may be amended, restated, amended and restated, modified, supplemented, renewed or replaced from time to time, the “Credit Agreement”) among Grantor, Mesa Airlines, Inc., Mesa Air Group Airline Inventory Management, L.L.C., Mesa Air Group, Inc., the other Loan Parties party thereto, the Lenders party thereto and the Collateral Agent, as administrative agent.

NOW, THEREFORE, that to secure the prompt and complete payment and performance when due of the Obligations of the Grantor and each other Borrower under the Credit Agreement and each of the other Loan Documents, to secure the performance and observance by the Grantor and each other Borrower of all the agreements, covenants and provisions contained in the Mortgage and in the Loan Documents to which they are a party for the benefit of the Collateral Agent on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its respective successors and assigns, for the security and benefit of the Secured Parties and such other Persons, a first priority continuing security interest in and first priority mortgage Lien on the following described property:

(1)        each Engine (each such Engine having 550 or more rated take-off horsepower or the equivalent thereof) as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien hereof, and whether or not any such Engine shall be

Exhibit B

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

installed in or attached to any airframe and all substitutions or replacements therefor, as provided in this Mortgage, together with all Parts of whatever nature that are from time to time included in any “Engine”, whether now or hereafter acquired and subjected to the Lien hereof, and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and all records, logs, manuals, maintenance data and inspection, modification and overhaul records and other related materials with respect to any of the foregoing (as may be required to be maintained by the Grantor under an FAA (or similar aviation authority) approved maintenance program);

(2)        all Spare Parts currently owned or hereafter acquired by the Grantor, including, without limitation, Repairable Spare Parts, Rotable Spare Parts, Expendable Spare Parts and Life Limited Parts, and all substitutions or replacements therefor (collectively, the “Qualified Spare Parts”); provided, however, that the following shall be excluded from the Lien of this Mortgage: any Qualified Spare Part so long as it is incorporated in, installed on, attached or appurtenant to, or being used on, an aircraft or engine (such Qualified Spare Parts, giving effect to such exclusions, the “Pledged Spare Parts”);

(3)        the rights of the Grantor under any warranty or indemnity, express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of the Pledged Spare Parts;

(4)        (i) the Engine Warranties and (ii) any relevant purchase agreement and bill of sale related to the Engines, in each case to the extent the same relate to continuing rights of the Grantor in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, or workmanship, with respect to an Engine, together in each case under this clause 4 with all rights, powers, privileges, options and other benefits of the Grantor thereunder with respect to such Engine, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by Law, and to do any and all other things that the Grantor is or may be entitled to do thereunder;

(5)        all proceeds with respect to the requisition of title to or use of each Engine or any Part thereof, or any Pledged Spare Parts, all insurance proceeds or indemnity payments with respect to any of the foregoing and any other proceeds of any kind resulting from an Event of Loss;

(6)        the Accounts and all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to the Accounts or with the Collateral Agent by or for the account of the Grantor pursuant to the terms hereof and held or required to be held in the Accounts or by the Collateral Agent hereunder;

(7)        any and all property that may, from time to time hereafter, in accordance with the provisions of the Loan Documents, by delivery or by Mortgage Supplement or by other writing of any kind, for the purposes hereof be in any way subjected to the Lien and security interest hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited hereunder, in which a security interest may be granted by the Grantor and/or pledged by the Grantor, or any

Exhibit B

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

Person authorized to do so on its behalf or with its consent, to and with the Collateral Agent, who is hereby authorized to receive the same at any and all times as and for additional security hereunder;

(8)          all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Mortgage;

(9)          all right, title, interest, associated rights, claims and demands of the Grantor, in, to and under any interchange agreement, pooling agreement or similar contract related to any Engine or Pledged Spare Part or otherwise in respect of any of same;

(10)        all records, logs, manuals, maintenance data and inspection, modification and overhaul records and other related materials with respect to any of the Pledged Spare Parts (as may be required to be maintained by the Grantor under an FAA (or similar aviation authority) approved maintenance program;

(11)        relevant software license or other intellectual property related to the use and/or operation by Holdings, the Grantor or any other Person of the Tracking System, including, without limitation, the inventory management software associated with the Tracking System; and

(12)        all proceeds of the foregoing, including, without limitation, all causes of action, claims, associated rights and warranties now or hereafter held by the Grantor in respect of any of the items listed above and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

To have and to hold all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

The undersigned Grantor hereby makes each representation, warranty and covenant set forth in Article 2 of the Mortgage and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Mortgage. Each reference in the Mortgage to the Collateral shall be construed to include a reference to the corresponding Collateral hereunder.

This Grantor Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

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Exhibit B

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

IN WITNESS WHEREOF, the Grantor has caused this Grantor Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

[LOAN PARTY], as Grantor

By:
Name:
Title:

Exhibit B

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

EXHIBIT C

TO

MORTGAGE AND SECURITY AGREEMENT

(MESA SPARE PARTS FACILITY)

INSURANCE PROVISIONS

A.        LIABILITY INSURANCE FOR PLEDGED SPARE PARTS.

The Grantors will carry or cause to be carried at all times, at no expense to any Additional Insured, commercial general and airline liability insurance with respect to the Pledged Spare Parts, which is (i) of an amount and scope as may be customarily maintained by the Grantors and other U.S. airlines for equipment similar to the Pledged Spare Parts and (ii) maintained in effect with insurers of nationally or internationally recognized responsibility and rated not less than A-, Class VII by Best’s, aviation insurances (such insurers being referred to herein as “Approved Insurers”).

B.        PROPERTY INSURANCE FOR PLEDGED SPARE PARTS.

The Grantors will carry or cause to be carried at all times, at no expense to any Additional Insured, with Approved Insurers insurance covering all risk physical damage insurance including flood and earthquake, as applicable, including in-transit coverage, to the Pledged Spare Parts in an amount not less than the replacement cost of such Pledged Spare Parts. Collateral Agent shall be named as sole lender loss payee.

Any policies of insurance carried in accordance with this Exhibit C covering the Pledged Spare Parts and any policies taken out in substitution or replacement for any such policies shall provide that (A) (i) all insurance proceeds paid under such policies as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Parts or (ii) any insurance proceeds paid under such policies not involving an Event of Loss with respect to any Pledged Spare Parts and of an amount in excess of $50,000 shall be applied in accordance with Section 3.02 of the Mortgage, and (B) any insurance proceeds not involving an Event of Loss with respect to any Pledged Spare Parts and of an amount equal to or less than $50,000 will be applied in payment (or to reimburse the Grantors) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall, subject to the terms of the Credit Agreement, be paid over to, or retained by, the Grantors.

C.        INSURANCE RELATING TO ENGINES.

(a)       In connection with any Engine, the Grantors shall also maintain or cause to be maintained, at no expense to any Additional Insured, in respect of such Engine the following insurances:

(i)        Liability: Airline liability insurance for bodily injury and property damage, including passenger legal liability, war risk and allied perils liability per AVN 52E plus such excess coverage for a $750,000,000 limit (“Liability War Risk Insurance”), contractual liability and products liability (exclusive of manufacturer’s product liability insurance) with

Exhibit C

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

respect to the Engine (x) in an amount not less than the greater of (i) the amount that the Grantors may carry from time to time on other similar engines in its fleet (whether owned or leased) and (ii) $750,000,000 per occurrence and (y) with Approved Insurers.

(ii)        Property: (A) “All-Risk” ground and flight and ingestion aircraft hull insurance covering each Aircraft on which any Engine is installed and such Engine while so installed thereon and such aircraft coverage shall automatically increase by the full replacement cost for such Engine, (B) all-risk property damage insurance including flood and/or earthquake, as applicable, covering such Engine while removed from any airframe, and (C) war risk and allied perils insurance, including war, confiscation, expropriation (or appropriation), nationalization and seizure (collectively, “Hull War Risk Insurance”, and collectively, with Liability War Risk Insurance, “War Risk Insurance”) at all times (even when such Engine is grounded or in storage) and in-transit coverage in an amount not less than the full replacement cost for such Engine. Such insurance shall be of the type usually carried by the Grantors with respect to similar engines and covering risks of the kind customarily insured against by the Grantors. Collateral Agent shall be named as sole lender loss payee.

(b)        As between the Grantors and the Collateral Agent, (i) all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Engine or (ii) any insurance proceeds received not involving an Event of Loss with respect to any Engine and of an amount in excess of $250,000 under policies required to be maintained by the Grantors pursuant to the Mortgage will be applied in accordance with Section 3.01 of this Mortgage. All proceeds of insurance required to be maintained by the Grantors in respect of any property damage or loss not constituting an Event of Loss with respect to any Engine and of an amount equal to or less than $250,000 will be applied in payment (or to reimburse the Grantors) for repairs or for replacement property, so long as no Event of Default has occurred and is continuing, and any balance remaining after such repairs or replacement with respect to such damage or loss shall, subject to the terms of the Credit Agreement, be paid over to, or retained by, the Grantors.

D.        GENERAL PROVISIONS.

Any policies of insurance carried in accordance with Sections A, B, and C including any policies taken out in substitution or replacement for such policies:

(i)          shall name the Additional Insureds as additional insureds, as their respective interests may appear;

(ii)         shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Grantors or any other Person and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Grantors;

(iii)        shall provide that, if such insurance is cancelled for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance that adversely affects the interest of any of the Additional

Exhibit C

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 days (or such lesser period in the case of War Risk Insurance) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

(iv)         shall waive any right of recourse, subrogation, setoff, recoupment, counterclaim or other deduction against any Additional Insured;

(v)          shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(vi)         shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

(vii)        shall provide that none of the Additional Insureds shall be liable for any insurance premium, warranties or representations to insurers;

(viii)       deductible amounts shall be subject to Collateral Agent’s approval and certificates of insurance shall be in such form and contain detail as reasonably acceptable to Collateral Agent; and

(ix)         in respect of insurances covering the Engines, the Grantors may procure endorsements to the relevant insurance policies required to be maintained pursuant to Section 2.03 and Section C of this Exhibit C so as to incorporate the terms of AVN67B into such policies, in which event, to the extent that any provision of any such AVN67B endorsement conflicts or is otherwise inconsistent with the requirements of Section 2.03 or Exhibit C (including Sections C and D), then such endorsement shall be deemed to satisfy such requirements to the extent covered by such endorsement. If the terms of AVN67B are incorporated into such policies, the Grantors will cause its insurance broker to issue an undertaking letter to the Additional Insureds confirming that the insurance broker will promptly advise the Additional Insureds upon becoming aware of the cancellation of or any material change in such insurance policies.

E.        REPORTS AND CERTIFICATES; OTHER INFORMATION.

On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, the Grantors will furnish or cause to be furnished to the Collateral Agent insurance certificates describing in reasonable detail the insurance maintained by the Grantors hereunder and a report, signed by the Grantors’ regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that all premiums in connection with the insurance then due have been paid and that the insurance terms are in compliance with the requirements of Section 2.03, this Exhibit C and the Credit Agreement. The Grantors will request the Insurance Broker to agree to advise the Collateral Agent in writing of any default in the payment of any premium and of any other act or omission

Exhibit C

[Mortgage and Security Agreement (Mesa Spare Parts Facility)]

on the part of the Grantors of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Pledged Spare Parts or any Engines, if applicable, or cause the cancellation, termination or interruption of such insurance; and, if the Insurance Broker does not so agree, the Grantors shall advise the Collateral Agent in writing of any such default in payment at least 30 days (or such lesser period in the case of War Risk Insurance) prior to the cancellation lapse, or material adverse change of any insurance maintained pursuant to this Exhibit C).

F.        RIGHT TO PAY PREMIUMS.

Notwithstanding subparagraph D(vii) above, in the event of cancellation of any insurance due to the nonpayment of premiums, the Collateral Agent shall have the option, in its sole discretion, to pay any such premium in respect of the Pledged Spare Parts or any Engine, if applicable, that is due in respect of the coverage pursuant to the Mortgage and to maintain such coverage, as the Collateral Agent may require, until the scheduled expiry date of such insurance and, in such event, the Grantors shall, upon demand, reimburse the Collateral Agent for amounts so paid by it.

G.    SELF-INSURANCE.

For the avoidance of doubt, with respect to the Pledged Spare Parts, the Grantors shall not be entitled to self insure the risks required to be insured against pursuant to Section 2.03 and this Exhibit C. With respect to any Engine, the Grantors shall not be entitled to self insure the risks required to be insured against pursuant to Section 2.03 and this Exhibit C other than an acceptable deductible pursuant to subparagraph D(viii) above.

Exhibit C